Q4 2023 Earnings March 22, 2024

Forward Looking Statements This presentation includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this presentation, are forward- looking statements. When used herein, the words "aim,” "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," "outlook," "guidance," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward- looking statements contain such identifying words. Forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by events or circumstances after the date of this presentation. Hyzon cautions you that forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including, but not limited to, the following: our ability to commercialize our products and strategic plans, including our ability to establish facilities to produce our fuel cells, assemble our vehicles or secure hydrogen supply in appropriate volumes, at competitive costs, or competitive emissions profiles; our ability to effectively compete in the heavy-duty transportation sector, and withstand intense competition and competitive pressures from other companies worldwide in the industries in which we operate; our ability to convert non-binding memoranda of understanding into binding orders or sales (including because of the current or prospective resources of our counterparties) and the ability of our counterparties to make payments on orders; our ability to invest in hydrogen production, distribution, and refueling operations to supply our customers with hydrogen at competitive costs to operate their fuel cell electric vehicles; disruptions to the global supply chain, including as a result of geopolitical events, and shortages of raw materials, and the related impacts on our third-party suppliers and assemblers; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; our ability to raise financing in the future; our ability to retain or recruit, or changes required in, our officers, key employees, or directors; our ability to protect, defend, or enforce our intellectual property on which we depend; and the impacts of legal proceedings, regulatory disputes, and governmental inquiries. Additional information on potential factors that could affect the financial results of Hyzon and its forward- looking statements is included in the "Risk Factors" section of Hyzon’s latest Annual Report on Form 10-K, Hyzon's Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other documents filed by Hyzon from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations as may be described herein. 2

FY 2023 and Q4 2023 Highlights 3 Key Commercial and Operational Highlights • Completed manufacturing, factory acceptance testing, design verification, and durability testing of 25 200kW B-sample fuel cell systems, and advanced to C- sample development • Deployed 19 fuel cell electric vehicles (FCEV), across 3 continents, including our first U.S. deliveries to both drayage and large fleet customers • Deployed 4 110kW FCEV class 8 trucks to Performance Food Group • Commenced commercial trial deployment of our first Rigid FCEV waste collection truck with REMONDIS Australia and announced expansion with first FCEV waste collection vehicle preparing for trial in the US market in 1H 2024, partnered with New Way Trucks • Entered into a revised commercial agreement with TR Group, New Zealand's largest heavy-duty truck fleet owner, for up to 20 FCEVs upfit with Hyzon's single stack 200kW fuel cell system after trials Key Financial Highlights • Cash & Cash Equivalent of $112.3 million on Dec. 31, 2023 • First U.S. revenue recognized in Q4 • Average monthly net cash burn of ~$8.5 million in Q4 2023, representing the lowest quarterly burn over the last nine quarters and fourth consecutive quarterly decline • Net cash burn came in under guidance for 2H 2023 and full year driven by timing of first SEC payment – would have fallen in range had the payment occurred in December

Parker Meeks Chief Executive Officer 4

Hyzon at a Glance

Expanding IP Portfolio Foundational to 200kW Single Stack Fuel Cell System's Economic Advantages



Growing IP Portfolio with 165 Patents[1]

- Doubled the total applied[2] / granted patent count since 2021 with over 80 patents applied since 2021, with 10 patents granted
- Patented areas include Membrane Electrode Assembly (MEA), bipolar plates (BPP), unit cell, fuel cell (FC) stack, fuel cell system (FCS), and hydrogen storage


Hyzon

Benefits of Using 1x 200kW vs. 2x ~110 kW Fuel Cells in Heavy Duty Trucks

- ~30% lower volume and weight
- ~25% lower total FCS cost in truck BOM
- ~20% improved miles per kg H2c[2]


Hyzon
Hyzon

Hyzon's Technology-Led Value Proposition

- U.S.-based manufacturing nearing start of production (SOP), expected in 2H 2024
- Cash-positive contribution margin fuel cell trucks deployed to large fleet customers in 2023
- Accelerating hydrogen fuel cell truck market powered by customer and government tailwinds
- Significant technology option value in several fuel cell-advantaged, future market applications

1. *Includes patents awarded and patents pending. Applied patents include both provisional and non-provisional patent applications.*
2. *200 vs. 120kW at 120kW; Estimated based on early 200 kW truck testing at test track in similar simulated routes on flat road vs. similar use case performance with single 120 kW FCS.*

Hyzon

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Hyzon's Technology-led Competitive Advantages


Hyzon
Fuel Cell System

200kW Fuel Cell System Underpinned by Growing IP Portfolio

- Only 200 kW + single stack FCS[1] in mobility products
- Protected by 165 patents, including over 80 applied since 2021, with 10 granted[2]
- Technology advantages driven by IP and design at each level of the FCS, including MEA, BPP, stack, and system

Vertically Integrated Capital-Light FC Development and US Manufacturing

- FC Manufacturing plant on track for 2024 SOP in US
  - Less than $5M Capex left through SOP and 700-unit annual capacity (3-shifts)
  - Continuous roll-to-roll MEA line installed with the potential to support 4k+ FCS annual production capacity
  - Low Capex requirement to debottleneck through Cash Flow breakeven
- Vertically integrated from catalyst/electrode and MEA forward

Technology Enabled Business Model and Economic Advantages

- 200kW single-stack FCS enabling cash-positive contribution margin fuel cell trucks
- Vertical integration in IP and manufacturing enables product customization to each major market (e.g., mining, stationary power)
- US manufacturing plant & MEA line in place with low Capex scaling

1. *Manufactured in the U.S.*
2. *Includes patents awarded and patents pending. Applied patents include both provisional and non-provisional patent applications.*

Hyzon

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Significant Global Market Opportunity in Heavy Duty (HD) Trucking Alone, with Multiple Layers of Upside Optionality



Core Focus Today:
Heavy Duty Trucking[1]
3 core platforms in
3 core regions (US, EU, and ANZ)
Hydrogen Fuel Supply (via partner project investment rights)

Option Value End-Markets and Example Entry FC Applications

	Medium Duty[2]	*Class 6 Regional Delivery; Vocational Trucks*
	Rail/Off-road and other HD[3]	*Construction & Mining Equipment w/ 200kW FCS*
	Airport/Port & Other Ecosystems[4]	*Ground Support Equipment (e.g., aircraft tug)*
	Remote & Off-Grid Power[5]	*500kW to 1 MW+ power*

Scale = $100Bn

1. Statista HD Truck Projections (2019). 2030 and 2050 TAM based on extrapolation of 2019 - 2026 CAGR of 2.57%.
2. Mordor Intelligence MD and HD Commercial Vehicles Market Research Report (2022). 2030 and 2050 TAM based on extrapolation of 2018 - 2028 CAGR of 8%.
3. Heavy Duty Mobility Applications consists of Locomotive, Agricultural Machinery, Construction Machinery, ATV markets.
4. Airport: The Business Research Company Commercial Aircraft Market Research Report (2023). 2030 and 2050 TAM based on extrapolation of 2023 - 2027 CAGR of 7.9%. Port: Skyquest Tech Consulting Marine Vessel Market Research Report (2022). 2030 and 2050 TAM based on extrapolation of 2022 - 2028 CAGR of 1.61%.
5. Markets and Markets Hybrid Power Solutions Market Research Report (2015). 2030 and 2050 TAM based on extrapolation of 2016 - 2021 CAGR of 8.13%.

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Commercial and Operational Updates 8 200kW Fuel Cell System: B-Sample to C-Sample in Q4 2023 • Successfully completed testing of 25 200kW FCS B-samples in 2023 • C-sample development phase launched • On-track for SOP in 2H 2024 2023 Truck Deployments • 19 trucks deployed globally under commercial agreements - at the high end of the 15-20 truck deployment guidance range • 5 deployed in the U.S. to both drayage and large fleet customers and recognized first US revenue • 3 deployed in Europe • 11 deployed in Australia Delivered 4 Trucks to Performance Food Group • Delivered 4 FCEVs to Performance Food Group in December 2023 • 350-mile expected range • 15-20 minute refueling time • 6-8,000 lbs. lighter than Battery Electric Vehicles (BEVs) • Second tranche of 15 200kW FCEVs pending a successful 200kW trial planned for 1H 2024, with an option for 30 more FCEVs FCEV Waste Collection Trucks Update • Deployed first rigid FCEV waste collection truck in Australia to Remondis in Q4 2023 • Signed Joint Development Agreement with New Way Trucks in February 2024 to develop FCEV refuse trucks in North America • Launch U.S. FCEV refuse truck trials starting in 1H 2024

2023 and 2024 Commercial and Operational Milestones 9 Timing 2023 Milestones Status 1H 2023 Europe cabover gen 1 4x2 customer launch with anchor customers  1H 2023 First 9 200kW B-sample fuel cell systems produced and tested  1H 2023 First U.S. customer order contracted  1H 2023 First 200kW FCEV truck in testing  2H 2023 Deliver first commercial Class 8 Hyzon FCEV to U.S. customer  2H 2023 200kW fuel cell C-sample declaration  2H 2023 25 200kW fuel cell prototypes produced / validated   - Completed Timing 2024 Milestones Status 1H 2024 Launch U.S. refuse truck trials 2H 2024 Initial commercial agreements from refuse truck trials 2H 2024 200kW fuel cell production facility SOP declared 2H 2024 200kW fuel cell truck SOP declared 2H 2024 New large fleet multi-year customer agreements 2H 2024 Large fleets advanced to second order tranche 2H 2024 20-40 fuel cell truck deployments under commercial agreements

Dr. Christian Mohrdieck Chief Technology Officer 10

New Management Announcement Dr. Christian Mohrdieck, Chief Technology Officer Career Highlights • Chief Commercial Officer, cellcentric GmbH & Co KG • Chief Executive Officer, Mercedes-Benz Fuel Cell GmbH • Fuel Cell technology development centered career since 1989 beginning as research Scientist at Daimler AG "I have dedicated my career to advancing fuel cell technology, with the goal of achieving the decarbonization necessary to protect our climate. I look forward to bringing the only U.S.-made single stack 200kW fuel cell technology to start of production, and to drive future fuel cell developments…“ – Dr. Christian Mohrdieck 11

Stephen Weiland Chief Financial Officer 12

Financial Highlights – Q4 2023 and FY 2023

($ in thousands, except share and per share data)	Q1 2023	Q2 2023	Q3 2023	Q4 2023	FY 2022	FY 2023
Revenues	-	-	-	**295**	**3,726**	**295**
COR	838	2,410	3,286	9,122	23,320	15,656
R&D	9,340	12,597	10,857	10,935	39,132	43,729
SG&A	30,857	49,098	21,044	20,165	114,073	121,164
Restructuring & Related Charges	-	-	4,885	2,880	-	7,765
Loss from Operations	**(41,035)**	**(64,105)**	**(40,072)**	**(42,807)**	**(172,799)**	**(188,019)**
Net Loss Attributable to Hyzon	**(30,248)**	**(60,248)**	**(44,054)**	**(49,492)**	**(32,186)**	**(184,042)**
Basic and Diluted EPS	(0.12)	(0.25)	(0.18)	(0.20)	(0.13)	(0.75)
Weighted Avg Common Shares (Basic and Diluted)	244,541	244,628	244,885	245,035	248,040	244,774
Cash & Cash Equivalents + ST Investments	**209,015**	**172,415**	**137,807**	**112,280**	**255,329**	**112,280**
Net Cash Burn[1]	(46,314)	(36,600)	(34,608)	(25,527)	(189,817)	(143,049)
Total Global Headcount (rounded)	**330**	**380**	**370**	**360**	**330**	**360**

1. *Net Cash Burn = Ending Cash & Equivalents and ST Investments - Beginning Cash & Equivalents and ST Investments.*

- $0.3 million revenue recognition for U.S. truck sale in Q4 2023
- R&D Expenses came in below guidance range for 2H 2023 and for FY 2023
- SG&A Expenses came in below guidance range in 2H 2023 and FY 2023
- Net Cash Burn came in below guidance range in 2H 2023 and FY 2023 driven by timing of SEC payment
  - $60.1 million Net Cash Burn for 2H 2023 vs. guidance range of $65 to $73 million
  - $143.0 million Net Cash Burn for FY 2023 vs. guidance range of $148 to $156 million
  - Net Cash Burn would have fallen in guidance range if $8.5 million SEC payment was made in Q4 2023

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Declining Average Monthly Net Cash Burn • Declining Net Cash Burn driven by our strategic focus, cost management, and declining expenses relating to legal, consulting, and accounting fees • Q4 2023 quarterly Net Cash Burn down sequentially from Q3 2023 – lowest quarterly Net Cash Burn over the last nine quarters • Four consecutive quarters of declining quarterly Net Cash Burn in Q4 2023, even if the SEC payment was made in Q4 • Court approval of the final resolution with SEC and first tranche of $8.5 million SEC settlement payment paid in January 2024 ($MM) Quarterly Net Cash Burn $46.3 $36.6 $34.6 $25.5 Average Monthly Net Cash Burn $15.4 $12.2 $11.5 $8.5 14 15.4 12.2 11.5 8.5 0.0 4.0 8.0 12.0 16.0 20.0 Q1 2023 Q2 2023 Q3 2023 Q4 2023

Q1 2024 Guidance 15 Q1 2024 ($ in thousands) Low High SG&A 22,000 24,000 R&D 12,000 14,000 Total 34,000 38,000 Net Cash Burn1 24,000 27,000 • Providing guidance for Q1 2024 • Remain focused on raising capital • Prioritizing investments in fuel cell IP and have levers to both increase and reduce cash burn depending on funding • Recurring monthly Net Cash Burn below $10 million is representative of how we are currently operating 1 Excludes $8.5 SEC payment made in January and proceeds from Rochester sale.

Appendix 16

Adjusted EBITDA – Q4 2023 and FY 2023 ($ in thousands) Q1 2023 Q2 2023 Q3 2023 Q4 2023 FY 2022 FY 2023 Net Income (30,258) (60,255) (44,055) (49,458) (54,513) (184,026) Interest Expense 8 9 - - 41 17 Income Tax - - - (492) 526 (492) D&A 1,082 1,111 967 817 3,704 3,977 EBITDA (29,168) (59,135) (43,088) (49,133) (50,242) (180,524) Adjusted for Change in FV of Private Placement Warrant Liability (641) (160) 240 (401) (14,106) (962) Change in FV of Earnout Liability (6,420) (916) 1,307 (3,173) (92,834) (9,202) Gain (loss) on equity securities - - - 14,267 (10,082) 14,267 Stock-based compensation 1,359 1,628 2,156 2,338 5,332 7,481 Executive Transition Charges - - - - 602 - Regulatory & Legal Matters 7,742 25,894 2,576 (229) 29,816 35,983 Acquisition-related expenses - - - - 8,400 - Investment and interest income (2,574) (2,504) (1,440) (2,505) (2,380) (9,023) Restructuring and asset impairment - - 4,885 2,880 - 7,765 Adjusted EBITDA (29,702) (35,193) (33,364) (35,956) (125,494) (134,215) Note: Adjusted EBITDA for prior periods has been recast to exclude investment income. 17